As filed with the Securities and Exchange Commission on June 02, 2011

Registration No. 333-158153

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 4 to FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SOEFL INC.
(Exact name of registrant as specified in its charter)

Nevada	7370	26-3550286
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

112 North Curry Street Carson City, NV 89703-4934 Tel: (877) 685-1955
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Ms. Ratree Yabamrung President SOEFL Inc. 112 North Curry Street, Carson City, NV 89703-4934 Tel: (877) 685-1955 Fax: (866) 334-2567
(Name, address, including zip code, and telephone number, including area code, of agent for service)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated file, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

DEREGISTRATION OF SECURITIES

SOEFL Inc., a Nevada corporation (the “Company”), filed a Registration Statement on Form S-1, as amended (file No. 333-158153)  (the “Registration Statement”), registering for resale by those certain selling stockholders identified in the prospectus in the Registration Statement, an aggregate of 635,000 shares of our common stock.  The Securities and Exchange Commission declared the Registration Statement effective on April 14, 2011.  610,000 shares of common stock offered in the Prospectus under the Registration Statement have been resold.

Pursuant to Item 512(a)(3) of Regulation S-K, promulgated pursuant to the Securities Act of 1933, as amended, and undertakings contained in the Registration Statement, the Company files this post-effective amendment to the Registration Statement to terminate the Registration Statement and deregister the 25,000 shares of our common stock that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pattaya, Thailand, on June 02, 2011.

SOEFL INC.

By: /s/ Ratree Yabamrung

Ratree Yabamrung

President, Treasurer, and Director

(Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Ratree Yabamrung

Ratree Yabamrung

President, Treasurer, and Director

(Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)

Date: June 02, 2011